Exhibit 99.2

SIGMA DESIGNS, INC.

Pro Forma Combined Financial Information - (Unaudited)

The Unaudited Pro Forma Condensed Combined Balance Sheet as of January 28, 2006 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended January 28, 2006 combine the historical Sigma Designs, Inc. (“Sigma” or the “Company”) and Blue7 Communications (“Blue7”) balance sheets and statements of operations as if the acquisition of Blue7, which occurred on February 16, 2006, had been completed on January 28, 2006 for purposes of the presentation of the Unaudited Pro Forma Condensed Combined Balance Sheet and on January 30, 2005 for purposes of the presentation of the Unaudited Pro Forma Condensed Combined Statement of Operations. The Unaudited Pro Forma Condensed Combined Balance Sheet combines Sigma’s consolidated balance sheet as of January 28, 2006 with Blue7’s balance sheet as of December 31, 2005. The Unaudited Pro Forma Condensed Combined Statement of Operations combines Sigma’s consolidated statement of operations for the year ended January 28, 2006 with Blue7’s statement of operations for the year ended December 31, 2005. The Unaudited Pro Forma Condensed Combined Financial Statements should be read together with the financial statements including the notes to these statements of Sigma included in Sigma’s Annual Report on Form 10-K for the year ended January 28, 2006 and the historical financial statements of Blue7 included in Exhibit 99.2 of this Current Report on Form 8-K/A.

The total initial purchase price of the Blue7 acquisition is currently estimated to be approximately $14.7 million and has been accounted for as a purchase business combination under Statement of Financial Accounting Standards No. 141, “Business Combinations.” We acquired all of the outstanding common stock of Blue7 in exchange for initial consideration of $13.8 million, which consisted of 984,705 shares of Sigma common stock. In addition to the initial merger consideration, we have agreed to forgive $400,000 of notes receivable from Blue7 and to pay other direct costs related to the acquisition.

The pro forma adjustments reflecting the consummation of the Blue7 acquisition are based on the purchase method of accounting, available financial information, and certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements. An appraisal firm assisted us with the valuation of the identified intangible assets in the Unaudited Pro Forma Condensed Combined Financial Statements and has issued a report thereon. The valuation resulted in the allocation of $5.3 million to in-process research and development and $1.4 million to noncompete agreements, which will be amortized over their estimated economic lives of seven and three years, respectively. The final purchase price allocation will be based on the closing date (February 15, 2006) balance sheet of Blue7 and is also subject to adjustment for payments of contingent consideration in future periods. Until these matters are completed, the purchase price is preliminary and subject to adjustment. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of Sigma and Blue7.

The Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended January 28, 2006 do not purport to represent what the actual financial condition or results of operations of the combined businesses would have been if the acquisition of Blue7 had occurred on the dates indicated in these pro forma condensed combined financial statements nor does this information purport to project our results or financial position for any future periods.

SIGMA DESIGNS, INC.

Pro Forma Condensed Combined Balance Sheet
Unaudited
(In thousands)

	Historical Sigma January 28, 2006	Historical Blue7 December 31, 2005	Pro Forma Adjustments	Ref	Pro Forma Combined
ASSETS	(A)	(B)	(C)
CURRENT ASSETS:
Cash and cash equivalents	$16,827	$126	$-		$16,953
Short-term investments	9,525	-	-		9,525
Accounts receivable, net	4,951	-	-		4,951
Note receivable - related party	900	-	(900)	(3)	-
Inventories	3,830	-	-		3,830
Prepaid expenses and other current assets	1,001	50	(343)	(1)(5)(6)	708
Total current assets	37,034	176	(1,243)		35,967
INTANGIBLE ASSETS
Goodwill	-	-	7,353	(1)(3)(4)(5)	7,353
In-process Technology	-	-	5,300	(1)	5,300
Noncompete Agreements	-	-	1,400	(1)	1,400
Total intangible assets	-	-	14,053		14,053
EQUIPMENT AND LEASEHOLD IMPROVEMENTS - net	1,474	58	(58)	(1)	1,474
LONG-TERM INVESTMENTS	1,282	-	(1,000)	(2)	282
OTHER NON- CURRENT ASSETS	169	-	-		169
TOTAL ASSETS	$39,959	$234	$11,752		$51,945

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,467	$87	$260	(1)	$3,814
Accrued liabilities and other	2,031	47	(17)	(6)	2,061
Deferred Revenue	-	112	-		112
Notes payable	-	1,291	(1,291)	(3)(4)	-
Current portion of bank term loan	211	-	-		211
Total current liabilities	5,709	1,537	(1,048)		6,198
BANK TERM LOAN	233	-	-		233
OTHER LONG - TERM LIABILITIES	102	-	-		102
Total Liabilities COMMITMENTS AND CONTINGENCIES	6,044	1,537	(1,048)		6,533
SHAREHOLDERS’ EQUITY:
Preferred Stock - Series A		803	(803)	(2)	-
Preferred Stock - Series B		2,090	(2,090)	(2)	-
Common stock	91,131	69	11,428	(1)(2)	102,628
Additional paid in capital	-	30	(30)	(2)	-
Accumulated other comprehensive income	23	-	-		23
Accumulated deficit	(57,239)	(4,295)	4,295	(2)	(57,239)
Total shareholders’ equity	33,915	(1,303)	(12,800)		45,412
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$39,959	$234	$11,752		$51,945

See accompanying notes to unaudited pro forma condensed combined financial statements

SIGMA DESIGNS, INC.

Pro Forma Condensed Combined Statements of Operations
Unaudited
(In thousands, except per share data)

	Sigma January 28, 2006	Blue7 December 31, 2005	Pro forma Adjustments		Pro forma Combined
	(A)	(B)	(C)
NET REVENUES	$33,320	$233	$-		$33,553
COST OF REVENUES	11,552	-	-		11,552
GROSS PROFIT	21,768	233	-		22,001
OPERATING EXPENSES:
Research and development	14,041	1,591	757	(7)	16,389
Sales and marketing	5,076	-	-		7,076
General and administrative	4,131	820	467	(7)	5,418
Operating expenses	23,248	2,411	1,224		26,883
LOSS FROM OPERATIONS	(1,480)	(2,178)	(1,224)		(4,882)
Gain on sales of long-term investments	2,549	-	-		2,549
Interest income (expense) and other income, net	823	(31)	-		792
INCOME (LOSS) BEFORE INCOME TAXES	1,892	(2,209)	(1,224)		(1,541)
PROVISION FOR INCOME TAXES	8	1	-		9
NET INCOME (LOSS)	$1,884	$(2,210)	$(1,224)		$(1,550)
NET INCOME (LOSS) PER SHARE:
Basic	$0.09		$(1.50)		$(0.07)
Diluted	$0.08		$(1.71)		$(0.06)
SHARES USED IN COMPUTATION:
Basic	21,412		815	(8)	22,227
Diluted	23,667		717	(8)	24,384

See accompanying notes to unaudited pro forma condensed combined financial statements.

SIGMA DESIGNS, INC.

Notes to Pro Forma Combined Financial Statements - (Unaudited)

Note 1. Basis of Pro Forma Presentation

The Unaudited Pro Forma Condensed Combined Balance Sheet as of January 28, 2006 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended January 28, 2006 combine the historical Sigma Designs, Inc. (“Sigma” or the “Company”) and Blue7 Communications (“Blue7”) balance sheets and statements of operations as if the acquisition of Blue7, which occurred on February 16, 2006, had been completed on January 28, 2006 for purposes of the presentation of the Unaudited Pro Forma Condensed Combined Balance Sheet and on January 30, 2005 for purposes of the presentation of the Unaudited Pro Forma Condensed Combined Statement of Operations. The Unaudited Pro Forma Condensed Combined Balance Sheet combines Sigma’s consolidated balance sheet as of January 28, 2006 with Blue7’s balance sheet as of December 31, 2005. The Unaudited Pro Forma Condensed Combined Statement of Operations combines Sigma’s consolidated statement of operations for the year ended January 28, 2006 with Blue7’s statement of operations for the year ended December 31, 2005. The Unaudited Pro Forma Condensed Combined Financial Statements should be read together with the financial statements including the notes to these statements of Sigma included in Sigma’s Annual Report on Form 10-K for the year ended January 28, 2006 and the historical financial statements of Blue7 included in Exhibit 99.1 of this Current Report on Form 8-K/A.

The total initial purchase price of the Blue7 acquisition is currently estimated to be approximately $14.7 million and has been accounted for as a purchase business combination under Statement of Financial Accounting Standards No. 141, “Business Combinations.” We acquired all of the outstanding common stock of Blue7 in exchange for initial consideration of $13.8 million, which consisted of 984,705 shares of Sigma common stock. In addition to the initial merger consideration, we have agreed to forgive $400,000 of notes receivable from Blue7 and to pay other direct costs related to the acquisition.

The purchase price is summarized below (in thousands):

Initial purchase price	$13,788
Forgiveness of notes receivable from Blue7	400
Direct cost related to the acquisition	536

Aggregate purchase price	$14,724

The pro forma adjustments reflecting the consummation of the Blue7 acquisition are based on the purchase method of accounting, available financial information, and certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements. An appraisal firm assisted us with the valuation of the identified intangible assets in the Unaudited Pro Forma Condensed Combined Financial Statements and has issued a report thereon. The valuation resulted in the allocation of $5.3 million to in-process research and development and $1.4 million to noncompete agreements, which will be amortized over their estimated economic lives of seven and three years, respectively. The final purchase price allocation will be based on the closing date (February 15, 2006) balance sheet of Blue7 and is also subject to adjustment for payments of contingent consideration in future periods. Until these matters are completed, the purchase price is preliminary and subject to adjustment. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of Sigma and Blue7.

The Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended January 28, 2006 do not purport to represent what the actual financial condition or results of operations of the combined businesses would have been if the acquisition of Blue7 had occurred on the dates indicated in these pro forma condensed combined financial statements nor does this information purport to project our results or financial position for any future periods.

Sigma allocated initial purchase price of $13.8 million, $400,000 of forgiveness of notes receivable from Blue7 and $536,000 of direct costs related to the acquisition to the fair values of the assets acquired and liabilities assumed. The fair value of existing intangible asset, goodwill and in-process research and development were determined by management with the assistance of independent appraisal. A summary of the purchase price allocation and the amortization periods of the intangible assets acquired is as follows (in thousands):

Amount Allocated

Allocation of purchase price:

Cash	$126
In-process Technology (estimated useful life 7 years)	5,300
Noncompete Agreements (estimated useful life 3 years)	1,400
Accounts payable	(87)
Accrued expenses	(47)
Deferred revenue	(112)
Notes payable	791

7,371

Goodwill	7,353

Aggregate purchase price	$14,724

The valuation method used to value in-process research and development is Income Approach. This is an appropriate approach particularly for those assets that are generally unique and not readily replaced. To apply such methodology, it is necessary to estimate future revenues and expenses attributable to the intangible asset. Adjustments are then needed to account for the replacement and obsolescence of technology, and to account for a fair rate of return on the other assets that contribute to the income stream attributable to the intangible assets. The value of the intangible asset is the present value of the net earning potential. The estimated discount rate was 60% according to venture capital rate of return studies referenced in AICPA Practice Aid. The studies indicated that appropriate discount rates for early development companies in a range of 40% to 60%. This approach is generally used in the valuation of income-producing intangible assets. Based on management’s estimate of tasks completed and the tasks to be completed, Sigma expects to bring this in-process technology project to technical and commercial feasibility in calendar year of 2006. Revenue resulting from this in-process technology project is expected to commence in same year.

The noncompete agreements were valued using a variation of the Income Approach called the With and Without Approach. Based on management estimates, we reviewed a hypothetical scenario that analyzed the potential negative effects of competition by Blue7 employees in the absence of the noncompete agreements. The difference between these scenarios and the base case projections was determined to be the value of the noncompete agreements.

Development of in-process technology and obtaining noncompete agreements remain a substantial risk to the Company due to a variety of factors including the remaining effort to achieve technical feasibility, rapidly changing customer requirements and competitive threats from other companies and technologies. The in-process research and development valuation, as well as the valuation of noncompete agreements was prepared and determined by management with the assistance of an independent appraisal firm, based on input from the Company and the acquired companies’ management, using valuation methods that are recognized by the United States Securities and Exchange Commission staff.

The in-process technology of $5.3 million and noncompete agreements of $1.4 million will be amortized over their estimated economic lives of seven and three years, respectively. The estimated future amortization expense related to these acquired intangible assets is as follows (in thousands):

Fiscal year	In-process R&D	Noncompete Agreements	Total

2007	$757	$467	$1,224
2008	757	467	1,224
2009	757	466	1,223
2010	757	-	757
2011 and after	2,272	-	2,272
	$5,300	$1,400	$6,700

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized and will be tested for impairment at least annually. The preliminary purchase price allocation for Blue7 is subject to revision as more detailed analysis is completed and additional information on the fair values of Blue7’s assets and liabilities become available. Any change in the fair value of the net assets of Blue7 will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

2. Pro Forma Statements

The following are descriptions of the various columns of data, labeled, (1) through (3), which have been reflected in the accompanying Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations:

(A) Represents the Company’s historical financial statements as reported.
(B) Represents Blue7’s historical financial statements, reported as included in pages F-1 to F-16 of this Form 8- K/A.
(C) Represents unaudited pro forma adjustments determined in accordance with Regulation S-X and preliminary estimated purchase price allocations.

3. Pro Forma Adjustments

The following are descriptions for the unaudited pro forma purchase accounting and other acquisition related adjustments, labeled (1) through (8), which have been reflected in the accompanying Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations:

(1) Adjustment to reflect purchase accounting allocation to specific assets and liabilities as detailed in Note 1 and 2.
(2) Adjustment to eliminate equity at the time of acquisition.
(3) Adjustment to eliminate intercompany notes receivable.
(4) Adjustment to eliminate notes and warrants.
(5) Adjustment to record direct cost of the merger.
(6) Adjustment to eliminate intercompany interest receivable and payable related to loans from Sigma to Blue7.
(7) Adjustment to record amortization of the acquired intangibles.
(8) The increase in the shares used in the calculation of basic and diluted loss per share represents the number of common shares that would have been granted to the former shareholders of Blue7 had the acquisition occurred on January 30, 2005.